UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2010

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

At the Annual Meeting of Stockholders held on May 11, 2010, the stockholders of 3M Company (the “Company”) approved the amended 2008 Long-Term Incentive Plan (the “2008 Plan”) and the expanded performance criteria available under the 2008 Plan.

The 2008 Plan was originally adopted by the Board of Directors in February 2008 and approved by the Company’s stockholders at their annual meeting held on May 13, 2008. As part of that approval, the Company’s stockholders authorized the issuance or delivery of 35,000,000 shares of 3M common stock pursuant to awards granted under the 2008 Plan.

At their meetings in February 2010, the Compensation Committee recommended and the Board of Directors of the Company approved, subject to stockholder approval at the Annual Meeting, an amendment to the 2008 Plan that would make the following changes:

•                 Increase the number of shares authorized for issuance or delivery pursuant to awards granted under the 2008 Plan by 29,000,000 shares;

•                 Revise the rate at which full value awards (primarily restricted stock and restricted stock units) are counted for purposes of the 2008 Plan’s authorized share limit;

•                 Increase the available performance criteria for measuring the performance of the Company in connection with awards of Performance Units or Performance Shares to the Company’s employees; and

•                 Prohibit the repricing of outstanding stock options or stock appreciation rights granted under the 2008 Plan to reduce the exercise or grant price of such awards, or other transactions with a similar effect, without the prior approval of the Company’s stockholders.

The amended 2008 Plan and the expanded performance criteria available under the 2008 Plan became effective as of May 11, 2010. The above description is qualified in its entirety by reference to the actual plan document, which is filed as Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Stockholders of the Company was held on May 11, 2010. The votes cast with respect to each item of business properly presented at the meeting are as follows:

•. The stockholders elected each of the ten nominees to the Board of Directors for a one-year term by the vote of the majority of votes cast, in accordance with 3M’s Bylaws.

	For	Against	Abstain	Broker Non-Vote
Linda G. Alvarado	473,008,456	8,269,936	1,604,463	102,866,065
George W. Buckley	459,508,821	21,751,123	1,622,911	102,866,065
Vance D. Coffman	471,949,828	9,240,261	1,692,766	102,866,065
Michael L. Eskew	476,600,334	4,602,579	1,679,942	102,866,065
W. James Farrell	474,783,240	6,441,001	1,658,614	102,866,065
Herbert L. Henkel	474,292,581	6,910,264	1,680,010	102,866,065
Edward W. Liddy	474,041,231	7,183,473	1,658,151	102,866,065
Robert S. Morrison	474,325,399	7,095,708	1,461,748	102,866,065
Aulana L. Peters	440,981,525	40,263,250	1,638,080	102,866,065
Robert J. Ulrich	474,260,173	7,092,206	1,530,476	102,866,065

• The stockholders ratified the appointment of PricewaterhouseCoopers LLP as 3M’s independent registered public accounting firm.

For	576,535,132
Against	7,581,288
Abstain	1,632,500
Broker Non-Vote	N/A

• The stockholders approved the amended 2008 Long-Term Incentive Plan and the expanded performance criteria available under the 2008 Long-Term Incentive Plan.

For	396,105,783
Against	83,564,058
Abstain	3,213,014
Broker Non-Vote	102,866,065

• The stockholders did not approve the stockholder proposal on special meetings.*

For	220,946,993	45.76%
Against	257,709,824	53.37%
Abstain	4,226,038
Broker Non-Vote	102,866,065

*Under the General Corporation Law of the State of Delaware, the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve the stockholder proposal. In tabulating the voting result, abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “AGAINST” the proposal. An abstention will, however, be counted as entitled to vote on a proposal and will, therefore, have the effect of a vote “AGAINST.”  Applying this standard, the percentage in favor of the stockholder proposal is calculated by dividing the number of FOR votes by the sum of the number of FOR, AGAINST and ABSTAIN votes.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	3M 2008 Long-Term Incentive Plan (including amendments through February 2010)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

	By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

Dated: May 12, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1	3M 2008 Long-Term Incentive Plan (including amendments through February 2010)